  Exhibit 99.1

Cellular Biomedicine Group Announces Proposed Follow-on Offering of Common Stock

NEW YORK, NY, March 20, 2019 (PRNEWSWIRE) -- Cellular Biomedicine Group Inc. (Nasdaq: CBMG) (CBMG or the Company), a biopharmaceutical company engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. CBMG also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the offering, at the public offering price, less the underwriting discounts and commissions. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the offering are to be sold by CBMG, with net proceeds to be used for preclinical studies, clinical trials, continued technology platform development, as well as for working capital and other general corporate purposes.

Cantor Fitzgerald & Co. and Robert W. Baird & Co. Incorporated are serving as joint book-running managers for the offering.

The shares of common stock described above are being offered by CBMG pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (or SEC) and declared effective by the SEC on June 17, 2016. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be requested by sending a request to: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com; or Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Ave., Milwaukee, WI 53202, or by email at syndicate@rwbaird.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cellular Biomedicine Group, Inc.

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of 12 independent cell production lines, are designed and managed according to both China and U.S. GMP standards.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the public offering and the anticipated use of the proceeds thereof. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in CBMG's SEC filings, including but not limited to the risks that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of CBMG's Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC's website at www.sec.gov. In addition to the risks described above and in CBMG's other filings with the SEC, other unknown or unpredictable factors also could affect CBMG's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and CBMG undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
+1 917 717 0994
derrick.li@cellbiomedgroup.com